Exhibit 99.1
BOOKHAM ANNOUNCES PUBLIC OFFERING OF
16,000,000 SHARES OF COMMON STOCK
SAN JOSE, Calif., — October 29, 2007 — Bookham, Inc., (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today announced a proposed public offering of 16,000,000 shares of common stock. The underwriters for the offering are Citigroup Global Markets Inc., as sole book-running manager, and Cowen & Co., LLC, as co-lead manager. The offering will include an option for the underwriters to purchase an additional 2,400,000 shares of common stock to cover any over-allotments.
The common stock is being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Copies of the preliminary prospectus supplement relating to this offering may be obtained from Citigroup Corporate and Investment Banking, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York, 11220, Tel: (800) 831-9146 or Fax: (718) 765-6734.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including our intention to publicly offer shares of our common stock and to grant an option to the underwriters to purchase up to 2,400,000 additional shares, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including risks related to fluctuations in our stock price and factors described in Bookham’s most recent annual report on Form 10-K. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement.
Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@bookham.com